                                                                   EXHIBIT 10.16

                                  IMSL, INC.
                          (DBA VISUAL NUMERICS, INC.)



                              EXCHANGE AGREEMENT



                                 JUNE 1, 1993

                               TABLE OF CONTENTS

1.   Exchange of Stock.......................................................... 1

     1.1  Transfer of Preferred Shares and Common Shares........................ 1
     1.2  Closing............................................................... 1

2.   Representations and Warranties of the Company.............................. 2

     2.1  Organization and Standing; Articles and Bylaws........................ 2
     2.2  Corporate Power....................................................... 2
     2.3  Capitalization........................................................ 2
     2.4  Authorization......................................................... 2
     2.5  Compliance with Other Instruments..................................... 3
     2.6  Litigation, etc....................................................... 3
     2.7  Governmental Consent, etc............................................. 3
     2.8  Offering.............................................................. 4

3.   Securities Laws; Representations of the Shareholders....................... 4

     3.1  Restrictive Legend.................................................... 4
     3.2  Representations....................................................... 4

4.   Covenants of the Company................................................... 5

     4.1  Contractual Rights of Former Stockholders of Precision Visuals, Inc... 5
     4.2  Contractual Rights of Former Stockholders of 3-D Visions Corporation.. 6
     4.3  Contractual Rights of Parties to the Stock Repurchase Agreement....... 6

5.   Affirmative Covenants of the Shareholders.................................. 6

     5.1  Recapitalization and Exchange......................................... 6
     5.2  Contingent VNI Class A Common Stock................................... 7

6.   Closing Conditions......................................................... 7

     6.1  Conditions to Obligations of Investor................................. 7
     6.2  Conditions of the Company's Obligations............................... 7

7.   Miscellaneous.............................................................. 8

     7.1  Entire Agreement...................................................... 8

                               TABLE OF CONTENTS
                                  (CONTINUED)

     7.2  Assignment............................................................ 8
     7.3  Governing Law......................................................... 8
     7.4  Attorney's Fees....................................................... 8
     7.5  Notices............................................................... 8
     7.6  Counterparts.......................................................... 8

                               LIST OF EXHIBITS


Exhibit A   -   Amended and Restated Articles of Incorporation

Exhibit B   -   Letter of Transmittal

Exhibit C   -   Schedule of Exceptions to Representations and Warranties

                                  IMSL, INC.
                          (DBA VISUAL NUMERICS, INC.)


                              EXCHANGE AGREEMENT


     This Exchange Agreement ("Agreement") is made and entered into as of the 1st day of June, 1993, by and between IMSL, Inc., a Texas corporation doing business as Visual Numerics, Inc. (the "Company"), and the persons on the attached Schedule of Shareholders (the "Shareholders").

     WHEREAS, each of the Shareholders currently holds shares of the Company's Class A Common Stock (the "Common Shares") in the amounts as set forth opposite each such Shareholder's name on the attached Schedule of Shareholders; and

     WHEREAS, the Shareholders and the Company desire to exchange the Common Shares for shares of the Company's Preferred Stock (the "Preferred Shares") in the amount and of the series as set forth opposite each such Shareholder's name on the attached Schedule of Shareholders.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1.   Exchange of Stock.
          -----------------

          1.1  Transfer of Preferred Shares and Common Shares.  Subject to the
               ----------------------------------------------
terms and conditions hereof, the Company will issue to the Shareholders the Preferred Shares, and the Shareholders will transfer to the Company all right, title and interest in and to the Common Shares. The rights, preferences, privileges and restrictions of the Preferred Shares are as set forth in the Company's Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").
---------

          1.2  Closing.  The closing of the exchange of the Preferred Shares for
               -------
the Common Shares shall occur at the offices of Venture Law Group, at 2:00 p.m. on or before May 15, 1993, or at such other time and place as the parties shall agree (the "Closing Date"). At the Closing, the Company will deliver to each of the Shareholders a certificate or certificates, issued in the Shareholder's name, representing the Preferred Shares to be issued at the Closing, against transfer to the Company of the Common Shares. Each Shareholder will deliver to the Company a certificate or certificates representing the Common Shares accompanied by a letter of transmittal duly completed and executed by the Shareholder in the form attached to this Agreement as Exhibit B (the "Letter of
                                                      ---------
Transmittal"), unqualifiedly surrendering all such Common Shares to the Company in a form sufficient to surrender all right, title and interest in the Common Shares to the

Company free and clear of any lien, restriction, claim, or encumbrance. Each Shareholder shall also deliver to the Company all such further documents, certificates and instruments, and shall take all such further actions, as the Company may reasonably request in order for the Shareholder to surrender all right, title and interest in the Common Shares.

     2.   Representations and Warranties of the Company.  Except as set forth
          ---------------------------------------------
in the Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C, which statements shall be deemed to be representations and
   ---------
warranties as if made hereunder, the Company represents and warrants to the Shareholders as follows:

          2.1  Organization and Standing; Restated Articles.  The Company is a
               --------------------------------------------
corporation duly organized and existing under, and by virtue of, the laws of the State of Texas and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted. The Company is qualified to do business as a foreign corporation in Virginia. The Company is not qualified to do business as a foreign corporation in any other jurisdiction and the failure to be so qualified does not have a material adverse effect on the Company's business. The Company has made available to the Shareholders a copy of its Restated Articles which is attached as Exhibit A. Such copy is true, correct
                                       ---------
and complete and contains all amendments through the Closing Date.

          2.2  Corporate Power.  The Company has all requisite legal and
               ---------------
corporate power to execute and deliver this Agreement, to issue the Preferred Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

          2.3  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 17,000,000 shares of Class A Common Stock and 10,000,000 shares of Preferred Stock, of which (i) 3,193,500 shares of Preferred Stock have been designated Series A Preferred Stock, (ii) 163,390 shares of Preferred Stock have been designated Series B Preferred Stock, and (iii) 1,583,555 shares of Preferred Stock have been designated Series C Preferred Stock. 6,638,485 shares of Class A Common Stock are issued and outstanding. No shares of Preferred Stock are issued and outstanding. There are options for the purchase of 1,493,750 shares of Class A Common Stock outstanding. There is a warrant for the purchase of 38,460 shares of Class A Common Stock. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Preferred Shares will have the rights, preferences, privileges and restrictions set forth in the Restated Articles. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. Except as expressly provided in this Agreement and the exhibits hereto, there are no preemptive rights, voting agreements, options or warrants or other conversion privileges or rights currently outstanding to purchase any of the authorized but unissued stock of the Company.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Preferred Shares and the performance of all of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Articles. The Preferred Shares will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company; provided, however that the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Preferred Shares are not subject to any preemptive rights or rights of first refusal.

          2.5  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Preferred Shares have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default that materially and adversely affects the business of the Company as conducted or any of the Company's properties or assets.

          2.6  Litigation, etc.  The Company has not instituted, and is not a
               ---------------
party to, any action, suit, proceeding or investigation against any party. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency that, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none that questions the validity of this Agreement or any action taken or to be taken in connection herewith, including, without limitation, any such action involving the prior employment of any of the Company's employees or their obligations under any agreements with prior employers.

          2.7  Governmental Consent, etc.  No consent, approval or authorization
               -------------------------
of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the issuance of the Preferred Shares, or the consummation of any other transaction contemplated hereby, except for filing of notices required by Section 25102(f) of the California Corporate Securities Law of 1968 and any other filings required under applicable Blue Sky laws of other states.

          2.8  Offering.  Subject to the accuracy of the representations of the
               --------
Shareholders in Section 3 hereof and in written responses to the Company's inquiries, the issuance of the Preferred Shares constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     3.   Securities Laws; Representations of the Shareholders.
          ----------------------------------------------------

          3.1  Restrictive Legend.  The certificate or certificates representing
               ------------------
the Preferred Shares or any securities issued upon conversion of or in exchange for the Preferred Shares shall bear the following legend (as well as any legends required by applicable corporate and securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO THESE SECURITIES OR (B) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

          3.2  Representations and Warranties of Shareholders.  In connection
               ----------------------------------------------
with the exchange of Common Stock for Preferred Shares, each of the Shareholders represents and warrants to the Company the following:

               (a) The Shareholder has good, absolute and valid title to the Common Shares free and clear of all liens, encumbrances, claims and restrictions of any kind.

               (b) The Shareholder is familiar with the business and affairs of the Company, and has had access to all information which it has requested concerning the Company.

               (c) The Shareholder is acquiring the Preferred Shares for investment and not with a view towards distribution to the public within the meaning of the Securities Act. The Shareholder understands that the Preferred Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Shareholder's investment intent as expressed herein.

               (d) The Shareholder understands that the Preferred Shares will be legended as set forth in Section 3.1 above.

               (e) The Shareholder further acknowledges and understands that the Preferred Shares must be held indefinitely until redeemed or converted into Common Stock in accordance with the Restated Articles unless the Preferred Shares are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder further acknowledges and understands that the Company is under no obligation to register the Preferred Shares.

               (f) The Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which, in substance, permit limited public resale of "restricted securities" (acquired, directly or indirectly, from the issuer thereof or from any affiliate of such issuer, in a non-public offering) subject to the satisfaction of certain conditions, including, among other things: (i) the availability, in certain cases, of certain public information about the Company, (ii) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; (iii) in the case of an affiliate, or a non-affiliate who has held the restricted securities for less than three years, the sale being made through a broker in an unsolicited "broker's" transaction or in transactions directly with a market maker (as such term in defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (g) The Shareholder further understands that, at the time Shareholder wishes to sell the Preferred Shares or any securities issued in exchange therefor, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Shareholder would be precluded from selling the securities under Rule 144 even if the two-year minimum holding period had been satisfied.

               (h) All corporate action on the part of the Shareholder, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Shareholder and the performance of all of the Shareholder's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Shareholder, will constitute a valid and binding obligation of the Shareholder enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.   Affirmative Covenants of the Company.
          ------------------------------------

          4.1  Contractual Rights of Former Stockholders of Precision Visuals,
               ---------------------------------------------------------------
Inc.  The Company hereby covenants that all contractual rights expressed in the
----
Agreement and Plan of Reorganization dated as of November 16, 1992 by and among the Company, IMSL Acquisition Corp., Inc. and Precision Visuals, Inc. (the "PVI Merger Agreement") shall survive and the holders of those rights shall continue to enjoy such rights in the same manner as set forth in the PVI Merger Agreement, except to the extent such rights are adjusted for the 5-for-1 stock split and recapitalization of the Company. For example, a Shareholder who holds a Contingent Repurchase Right (as such term is defined in the PVI Merger Agreement) and exchanges his Common Shares for Preferred Shares shall continue to be able to exercise his Contingent Repurchase Right, but as a result of the 5-for-1 stock split and the recapitalization, the Shareholder shall be able to exercise the Contingent Repurchase Right with respect to his Preferred Shares at five (5) times the number of shares that were initially subject to the right, but at a price per share that is one-fifth (1/5th) of the price set forth in the PVI Merger Agreement. The net economic result for the Shareholder is the same as it was before accounting for the recapitalization and the 5-for-1 stock split.

          4.2  Contractual Rights of Former Stockholders of 3-D Visions
               --------------------------------------------------------
Corporation.  The Company hereby covenants that all contractual rights expressed
-----------
in the Agreement and Plan of Reorganization dated as of February 26, 1993 by and among the Company, VNI Acquisition Corporation and 3-D Visions Corporation (the "3-D Merger Agreement") shall survive and the holders of those rights shall continue to enjoy such rights in the same manner as set forth in the 3-D Merger Agreement, except to the extent such rights are adjusted for the 5-for-1 stock split and the recapitalization of the Company. As expressed in Section 4.1, the net economic result for the Shareholder is the same as it was before accounting for the recapitalization and the 5-for-1 stock split.

          4.3  Contractual Rights of Parties to the Stock Repurchase Agreement.
               ---------------------------------------------------------------
The Company hereby covenants that all contractual rights expressed in the Stock Repurchase Agreements dated as of March 18, 1993 entered into with certain former stockholders of 3-D Visions Corporation in connection with the acquisition of 3-D Visions Corporation (the "Stock Repurchase Agreements") shall survive and the holders of those rights shall continue to enjoy such rights in the same manner as set forth in the Stock Repurchase Agreements, except to the extent such rights are adjusted for the 5-for-1 stock split and the recapitalization of the Company. As expressed in Section 4.1, the net economic result for the Shareholder is the same as it was before accounting for the recapitalization and the 5-for-1 stock split.

     5.   Affirmative Covenants of Shareholders.
          -------------------------------------

          5.1  Recapitalization and Exchange.  By execution of this Agreement,
               -----------------------------
the Shareholder consents to and agrees with the recapitalization of the Company and the exchange by the Shareholders of Common Stock for shares of Preferred Stock according to the following criteria:

               (a) shares of Common Stock purchased or acquired for $1.00 per share are eligible to be exchanged on a share-for-share basis for shares of Series A Preferred Stock;

               (b) shares of Common Stock purchased or acquired for $6.00 per share are eligible to be exchanged on a share-for-share basis for shares of Series B Preferred Stock; and

               (c) shares of Common Stock purchased or acquired from the Company for $19.50 per share are eligible to be exchanged on a share-for-share basis for shares of Series C Preferred Stock.

          5.2  Contingent VNI Class A Common.  By execution of this Agreement,
               -----------------------------
each Shareholder, who was a former stockholder of PVI or 3-D and is eligible to receive additional shares of Common Stock ("Contingent Stock") if certain performance criteria and escrow provisions are satisfied as set forth in the respective PVI and 3-D Merger Agreements, hereby agrees to:

               (a) if a former PVI stockholder, exchange each share of Contingent Stock issued but currently held in escrow for five (5) shares of Series C Preferred Stock of VNI and hereby authorizes First Interstate Bank of Texas, N.A., as Escrow Agent, to rely on this Section 5.2 and exchange, on behalf of each such Shareholder, each such escrowed share of Common Stock for five (5) shares of Series C Preferred Stock of VNI, or

               (b) if a former 3-D stockholder, receive, when and if earned and/or released from escrow pursuant to the 3-D Merger Agreement, five (5) shares of Series C Preferred Stock of VNI in lieu of one (1) share of Common Stock that would otherwise be issued.

     6.   Closing Conditions.
          ------------------

          6.1  Conditions to Obligations of the Shareholders.  The obligations
               ---------------------------------------------
of the Shareholders under Section 1 of this Agreement are subject to the fulfillment, at or before the Closing, of the condition that the representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and as of the Closing Date.

          6.2  Conditions to Obligations of the Company.  The obligations of
               ----------------------------------------
the Company to the Shareholders under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

               (a)  Representations and Warranties Correct.  The
                    --------------------------------------
representations and warranties made by the Shareholders in Section 3 hereof shall be true and correct when made, and as of the Closing Date.

               (b)  Blue Sky.  The Company shall have obtained all necessary
                    --------
Blue Sky law permits and qualifications, or secured exemptions therefrom, required in any state for the offer, sale and issuance of the Preferred Shares.

               (c)  Minimum Required Exchange.  The Company shall have received
                    -------------------------
signed Exchange Agreements and Transmittal Letters from at least fifty-one percent (51%) of each series of Preferred Stock calculated on an as exchanged basis assuming one hundred percent (100%) exchange of eligible shares of Common Stock for shares of Preferred Stock.

     7.   Miscellaneous.
          -------------

          7.1  Entire Agreement. This Agreement (including the exhibits hereto)
               ----------------
represents the entire agreement between the Company and the Shareholders with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect to such subject matter, and may only be amended in writing signed by the Company and persons holding at least a majority of the Preferred Shares (including shares of Common Stock into which such Preferred Shares have converted but excluding shares of such Common Stock that have been sold to the public in a transaction or transactions in which such shares became freely tradable).

          7.2  Assignment. This Agreement shall bind and benefit the
               -----------
successors, assigns, heirs, executors and administrators of the parties (including, without limitation, any successor corporation to the Company). The rights of the Shareholders under this Agreement may not be assigned without the prior written consent of the Company, which consent shall not unreasonably be withheld.

          7.3  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the state of Texas, without regard to the conflicts of law provisions of the state of Texas or of any other state.

          7.4  Attorney's Fees.  The prevailing party in any legal action
               ---------------
brought by one party against the other with respect to this Agreement or the Restated Articles, or the respective rights or obligations of the parties set forth herein or therein, shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in connection therewith, including court costs and reasonable attorney's fees.

          7.5  Notices.  Any notice, demand or request required or permitted to
               -------
be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram, or forty-eight (48) hours after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, attention to the Chief Financial Officer, and if to a Shareholder, at such Shareholder's address shown on the stock records of the Company.

          7.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


THE COMPANY:                  IMSL, INC.
                              (Doing Business as Visual Numerics, Inc.)


                              By:  /s/ Robert F. Strosser
                                   --------------------------------
                                   Robert F. Strosser
                                   Chief Financial Officer



SHAREHOLDER:
                              ------------------------------------
                              (Print Name(s) and Title, if any)


                              ------------------------------------
                              (Signature)


                              ------------------------------------
                              (Signature, if second is necessary)

                           SCHEDULE OF SHAREHOLDERS
                           ------------------------


                To be prepared after the exchange is complete.

                                   EXHIBIT A
                                   ---------

                      RESTATED ARTICLES OF INCORPORATION
                      ----------------------------------

                                   EXHIBIT B
                                   ---------

                             LETTER OF TRANSMITTAL
                             ---------------------

                A Letter of Transmittal is included with your materials.

                                   EXHIBIT C
                                   ---------

           SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
           --------------------------------------------------------


          There are no exceptions to the representations and warranties set forth in Section 2 of the Exchange Agreement.